Exhibit 99.1

Aerie Pharmaceuticals Announces Appointment of

Judith J. Robertson as Chief Commercial Officer

IRVINE, Calif., December 19, 2016 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of glaucoma and other diseases of the eye, today announced the appointment of Judith J. Robertson as Chief Commercial Officer, reporting to Thomas Mitro, Aerie President and Chief Operating Officer. Ms. Robertson will be responsible for leading the global commercialization of Aerie’s ophthalmology franchise, and joins Aerie from the Janssen Pharmaceutical Companies of Johnson & Johnson, where she has been the VP of Global Immunology, Ophthalmology and Global Analytics since 2013. Prior to Janssen, she was VP of Global Ophthalmology at Alcon, VP of Global Respiratory at Novartis, and President of Bristol Myers Squibb Canada.

In connection with the hiring of Ms. Robertson as Chief Commercial Officer, she received an award of 70,000 stock options and 18,000 shares of restricted stock awards. The stock options will vest over 4 years, with 25% vesting on the first anniversary of the hire date and the remainder vesting ratably on each of the subsequent 36 monthly anniversaries of the hire date; the restricted stock award will vest over a period of 4 years in four equal annual installments on each annual hire date anniversary. These awards were made outside of Aerie’s stockholder-approved equity incentive plan and was approved by the Company’s independent directors as an inducement material to Ms. Robertson’s entering into employment with the Company in reliance on NASDAQ Listing Rule 5635(c)(4), which requires this public announcement.

“Judy brings a wealth of global commercialization and general management experience to Aerie as we progress into launch mode. We believe her proven skill set will serve us well as we prepare for commercialization of our product candidates,” said Thomas Mitro, President and Chief Operating Officer at Aerie.

Ms. Robertson added, “I am delighted to join Aerie as its first Chief Commercial Officer, and look forward to driving the exciting portfolio of Aerie product candidates to ultimate commercial success.”

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daiIy IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% was originally submitted in the third quarter of 2016 and is expected to be resubmitted in January 2017. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place near year-end 2017. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.